                             EMPLOYMENT AGREEMENT
                             --------------------

       THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of March 6, 1998 (the "Effective Date"), by and between MegaMarketing Corporation, Inc., a Georgia corporation (the "Company"), and William J. DeGrosky, an individual resident of Delaware (the "Executive"). References herein to the "Company" apply to MegaMarketing Corporation and any direct or indirect subsidiary, parent corporation or affiliate of MegaMarketing Corporation, including its and their successors-in-interest with whom Executive deals.

       WHEREAS, Executive is an executive officer and shareholder of Control Group Ltd., a Delaware corporation ("Control" or the "Seller"), which is to be merged with MegaMarketing Acquisition One, Inc., a Georgia corporation and a wholly owned subsidiary of the Company ("Merger Sub"), pursuant to that certain Agreement and Plan of Merger by and among the Company, Merger Sub, Seller, and the shareholders of Seller dated as of March 6, 1998 (the "Merger Agreement"), to form the business of the Company (all such transactions referred to herein as the "Merger"); and

       WHEREAS, the Company recognizes the contributions of Executive in such capacity; and

       WHEREAS, it is a condition of the obligation of the Company and Merger Sub to close the Merger Agreement that Executive enter into this Agreement; and

       WHEREAS, Executive is expected to make a significant contribution to the success and development of the Company and/or one or more of its subsidiaries, Control Group Ltd. and Genesis Direct, Inc. (collectively, the "Subsidiaries"); and

       WHEREAS, Executive is willing to render services to the Company and/or one or more of the Subsidiaries on the terms and subject to the conditions set forth herein.

       NOW, THEREFORE, to induce the Company to enter into the Merger Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Executive and the Company, including, without limitation, the promises and covenants of the parties set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                                   ---------

                                  EMPLOYMENT
                                  ----------

       Section 1.1     Term of Employment. The term of Executive's employment
                       ------------------
hereunder shall commence on the Effective Date hereof and continue until the third anniversary of the date hereof, unless earlier terminated as provided in this Agreement. Notwithstanding the foregoing, however, the parties agree that, in the event of the consummation of an initial public offering of the Company's Common Stock, the terms of this Agreement shall be amended upon the reasonable request of the managing underwriters for such initial public offering and the consent of the Executive, which consent shall not be unreasonably withheld. At the end of the initial three year term, this Agreement shall automatically renew for consecutive one year terms unless either party hereto gives written notice to the other of its intent to terminate sixty (60) days prior to the end of any term.

       Section 1.2     Duties and Responsibilities of Executive. Executive is
                       ----------------------------------------
hereby employed full time as a Principal of Control and as a member of the senior leadership team of the Company. Executive shall devote his or her full time, energy, and skill to such office and shall do and perform all services and acts necessary or advisable to fulfill the duties of such office. In his or her capacity as an officer of Control, Executive shall report to the Chief Executive Officer (the "CEO") of the Company, and shall conduct and perform such additional services and activities as may be determined from time to time by the CEO. Executive's authority and responsibility in the Company shall at all times be subject to the review and discretion of the Company's board of directors (the "Board"), which shall have the final authority to make decisions regarding the business of the Company. Executive acknowledges that he or she has a duty of loyalty to the Company and its Subsidiaries and shall not engage, directly and indirectly, in any other business or activity that could materially and adversely affect the Company's or any Subsidiary's business or the Executive's ability to perform his or her duties under this Agreement, provided, however, that the Executive shall be free to participate in board, civic and charitable activities so long as such activities do not interfere with his or her duties and responsibilities hereunder.

       Section 1.3     Compensation. For services to be rendered by Executive
                       ------------
under this Agreement, Company shall pay Executive as follows:

       Base Salary. Executive shall be paid a minimum annual compensation of
       -----------
$200,000.00 (the "Base Salary"). At the sole discretion of the Board, Executive's annual gross salary may be increased from time to time throughout the term of this Agreement. At no time during the term hereof shall the Executive's base salary be decreased from the amount of the base salary then in effect.

       Section 1.4     Benefits.
                       --------

            (a)  Vacation. Executive shall be entitled to four (4) weeks paid
                 --------
vacation annually during his or her employment by the Company hereunder. Any vacation not used during any calendar year shall be forfeited, except that one week's unused vacation may be carried forward to the year following the year in which such vacation entitlement accrued.

            (b)  Life, Disability and Retirement Programs. Executive shall be
                 ----------------------------------------
entitled to participate in any life, disability and retirement programs that are generally offered to or provided for the senior management personnel of the Company and its subsidiaries.

            (c)  Group Insurance.  Executive shall be entitled to participate,
                 ---------------
at the Company's expense, in such group health and dental insurance programs (including spouse coverage) as may from time to time be offered generally to all of the other members of the senior management personnel of the Company and its subsidiaries.

       Section 1.5     Business Expenses. Executive shall be entitled to
                       -----------------
reimbursement of all ordinary and necessary business expenses reasonably incurred for business travel, communications (including cellular phone and pager), business entertainment and meals in connection with the performance of Executive's duties under this Agreement, in accordance with the Company's established policies for reimbursement of business expenses. The Company expects Executive to attend and participate in continuing education seminars and courses with respect to the direct mail services industry and business management related to his or her duties, and the Company will reimburse all ordinary and necessary expenses of such attendance and participation. Such continuing education courses and seminars will be scheduled in conjunction with the other officers of the Company to assure uninterrupted performance of duties during the Executive's absence.


                                   ARTICLE 2
                                   ---------

                             COVENANTS OF EXECUTIVE
                             ----------------------

       Section 2.1     Avoidance of Conflict of Interest. While employed by the
                       ---------------------------------
Company, Executive will not engage in any business activity that conflicts with his or her duties to the Company without the prior written consent of the CEO of the Company. Under no circumstances will Executive work for any competitor or have any financial interest in any competitor of the Company; provided, however, Executive may invest in up to one percent (1%) of the publicly traded stock or securities of any company whose stock or securities are traded on national exchange.

       Section 2.2     Ownership of Work Product. The Company shall own all Work
                       -------------------------
Product (as defined below) arising during the course of Executive's employment (prior, present or future), including any part-time consulting or contract programming work Executive may have performed previously or in the future for the Company. For purposes hereof, "Work Product" shall mean all intellectual property rights, including all Trade Secrets (as defined below), United States and international copyrights, patentable inventions, and other intellectual property rights in any programming, documentation, technology or other work product that relates to the Company, its business or its customers and that employee conceives, develops, or delivers to the Company at any time during his or her employment, during or outside normal working hours, in or away from the facilities of the Company, and whether or not requested by the Company. If the Work Product contains any materials, programming or intellectual property rights that Executive conceived or developed prior to, and independent of, Executive's work for the Company, Executive agrees to point out the pre-existing items to the Company and Executive grants the Company a worldwide, unrestricted, royalty-free right, including the right to sublicense such items. Executive agrees to take such actions and execute such further acknowledgments and assignments as the Company may reasonably request to give effect to this provision.


       Section 2.3     Protection of Trade Secrets. Executive agrees to maintain
                       ---------------------------
in strict confidence and, except as necessary to perform his or her duties for the Company, Executive agrees not to use or disclose any Trade Secrets of the Company during or after his or her employment. As provided by Delaware statutes, "Trade Secret" shall mean any information, including a formula, pattern, compilation, program, device, method, technique or process that: (i) derives independent economic value, actual or potential, from not being known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

       Section 2.4     Protection of Other Confidential Information. In
                       --------------------------------------------
addition, Executive agrees to maintain in strict confidence and, except as necessary to perform his or her duties for the Company, not to use or disclose any Confidential Business Information of the Company during his or her employment and for a period of one (1) year following termination of Executive's employment. As used herein, "Confidential Business Information" shall mean any non-public information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by the Executive, directly or indirectly, in connection with the Executive's employment (including his employment with the Company prior to the date of this Agreement), including (without limitation) oral and written information concerning the Company or its affiliates relating to financial position and results of operations (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer information, and personnel information. Confidential Business Information also includes information recorded in manuals, memoranda, projections, minutes, plans, computer programs, and records, whether or not legended or otherwise identified by the Company and its affiliates as Confidential Business Information, as well as information which is the subject of meetings and discussions and not so recorded; provided,
                                                                      --------
however, that Confidential Business Information shall not include information
-------
that is generally available to the public, other than as a result of disclosure, directly or indirectly, by the Executive, or was available to the Executive on a non-confidential basis prior to its disclosure to the Executive. The provisions of Sections 2.3 and 2.4 above shall also apply to protect Trade Secrets and Confidential Business Information of third parties provided to the Company under an obligation of secrecy.

       Section 2.5     Return of Materials. Executive shall surrender to the
                       -------------------
Company, promptly upon its request and in any event upon termination of Executive's employment, all media, documents, notebooks, computer programs, handbooks, data files, models, samples, price lists, drawings, customer lists, prospect data, or other material of any nature whatsoever (in tangible or electronic form) in the Executive's possession or control, including all copies thereof, relating to the Company, its business, or its customers. Upon the request of the Company, Executive shall certify in writing compliance with the foregoing requirement.

       Section 2.6     Restrictive Covenants.
                       ---------------------

            (a)  No Solicitation of Customers. During Executive's employment
                 ----------------------------
with the Company, and for a period of one (1) year after termination of Executive's employment with the Company for any reason, Executive shall not solicit or attempt to solicit Customers to induce or encourage them to acquire or obtain from anyone other than the Company, any product or service competitive with or substitute for any Company Product, or otherwise to induce or encourage them to reduce or discontinue the purchase or license of their requirements for products or services available from the Company. For purposes of this Section, a "Customer" refers to any person or group of persons with whom Executive had direct material contact with regard to the selling, delivery or support of Company Products, including servicing such person's or group's account, during the period of two (2) years preceding termination of Executive's employment; and "Company Products" refers to the products and services that the Company offered, sold or had under consideration for development or distribution within six (6) months of the date of termination of Executive's employment.


            (b)  No Recruitment of Personnel. For a period of one (1) year after
                 ---------------------------
termination of Executive's employment with the Company for any reason, Executive shall not, alone or in concert with others, induce or attempt to induce any employee, agent, independent contractor, or other personnel of the Company to terminate or reduce his, her or their relationship with the Company, or recruit or attempt to recruit such persons to accept employment or a contract with another business that would have the effect of terminating or reducing his, her or their relationship with the Company.

            (c)  No Competition. If Executive is terminated for Cause or if
                 --------------
Executive resigns for any reason other than Good Reason, then for a period of one (1) year following the termination of Executive's employment, Executive shall not (without the prior written consent of the Company) compete with the Company in any way, including, but not limited to, (i) serving as an officer of, director of, employee of, or consultant to, (ii) directly or indirectly forming, or (iii) directly or indirectly acquiring more than a 5% investment in, a Competing Business (as defined below) in the Territory (as defined below); provided, however, that if Executive is terminated for any reason after a Change
--------  -------
in Control or resigns for Good Reason, then there shall not be a non-compete period under this Section 2.6(c).

            (d)  Acknowledgment; Independent Provisions; Modification. Executive
                 ----------------------------------------------------
acknowledges and agrees that: (i) the covenants and agreements contained in this
Article 2 are the essence of this Agreement; (ii) that Executive has received good, adequate and valuable consideration for each of these covenants; (iii) each of these covenants is reasonable and necessary to protect and preserve the interests and properties of the Company; (iv) the Company is and will be engaged in and throughout the Territory in the Business; (v) a

Competing Business could be engaged in from any place in the Territory; and (vi) the Company has a legitimate business interest in restricting Executive's activities throughout the Territory. Executive also acknowledges and agrees that: (i) irreparable loss and damage will be suffered by the Company should Executive breach any of these covenants and agreements; (ii) each of these covenants and agreements in Article 2 is separate, distinct and severable not only from the other covenants and agreements but also from the remaining provisions of this Agreement; and (iii) the unenforceability of any covenants or agreements shall not affect the validity or enforceability of any of the other covenants or agreements or any other provision or provisions of this Agreement. Executive acknowledges and agrees that if any of the provisions of Article 2 shall ever be deemed to exceed the time, activity, or geographic limitations permitted by applicable law, then such provisions shall be and hereby are reformed to the maximum time, activity, or geographical limitations permitted by applicable law.


            (e)  Definitions for Article 2; Further Negotiation. For purposes
                 ----------------------------------------------
of this Article 2; "Business" shall mean the provision of direct marketing services, including design, printing and production, fulfillment services, agency services, and development and execution of direct mail programs, and any other related business that the Company is engaged in as of the termination of Executive's employment; "Competing Business" shall mean any business that, in whole or in part, is the same or substantially the same as the Business; and "Territory" shall mean the United States of America. Executive and the Company hereby agree that they will negotiate in good faith to amend this Agreement from time to time to modify the terms of this Article 2, the definition of the term "Territory," and the definition of the term "Business," to reflect changes in the Company's business and affairs so that the scope of the limitations placed on Executive's activities by this Article 2 accomplishes the parties' intent in relation to the then current facts and circumstances. Any such amendment shall be effective only when completed in writing and signed by Executive and the Company.


                                   ARTICLE 3
                                   ---------

                            TERMINATION OF EMPLOYMENT
                            -------------------------

       Section 3.1     Termination by Company. Executive's employment may be
                       ----------------------
terminated by the Company by giving notice during the term of this Agreement upon the occurrence of one or more of the following events:

            (a) Executive's death, or disability that renders Executive incapable of performing his or her duties for more than one hundred twenty (120) calendar days (termination under this Section 3.1(a) shall be deemed termination without Cause);

            (b) for any reason following a determination by the Board to terminate Executive's employment (termination under this Section 3.1(b) shall be deemed termination without Cause); or

            (c) "for Cause," which for purposes of this Agreement shall mean that the Executive shall have:

                 (i) committed an intentional act of fraud, embezzlement or theft in connection with his or her duties or in the course of his or her employment with the Company, which act has a material adverse effect upon the Company;

                 (ii) inflicted intentional wrongful material damage to the Company or to any material asset of the Company;

                 (iii) intentionally and wrongfully violated Article 2 of this Agreement, which violation has a material adverse effect upon the Company;

                 (iv) been convicted of a felony or any similar crime carrying a prison term of at least one year (regardless of whether imprisonment is actually imposed);

                 (v) used alcohol or drugs in a habitual and debilitating manner; or

                 (vi) failed to meet reasonable performance expectations, as determined and articulated by the Board; provided, however, that in the event of this subsection (vi) being the sole reason for a termination for Cause, Executive shall have the opportunity to cure and related rights set forth in
Section 3.1(d) hereof.

            (d) In the event of a determination by the Board that Executive has failed to meet performance expectations, the Company shall furnish to Executive in writing a notice of proposed termination setting forth a specific statement of the deficiencies in his or her performance. Executive shall then have a period of ninety (90) days after the giving of such written notice by the Company to effect a cure of the specified deficiencies. If, at the end of such ninety (90) day period, no such cure has been effected to the reasonable satisfaction of the Board, the Board may, in its sole discretion, terminate Executive's employment as of the end of such ninety (90) day period. The Company shall be obligated to provide to Executive only one such notice of proposed termination, and if subsequent to effecting a cure of specified deficiencies Executive is determined by the Board to have again failed to meet the same performance expectations, then his or her employment may be terminated immediately upon the Company's giving of notice of termination to Executive specifying his or her deficiencies in performance.

       Section 3.2     Termination by Executive. Executive's employment may be
                       ------------------------
terminated by Executive by giving notice during the term of this Agreement for "Good Reason" or for any reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events without the express written consent of Executive, unless such events are fully corrected within thirty (30) days following written notification by Executive to the Company that he or she intends to terminate his or her employment hereunder for one of the reasons set forth below:

            (a) a material breach by the Company of any material provision of this Agreement, or a material adverse alteration in the nature or status of Executive's responsibilities; or

            (b) the occurrence of a "Change in Control." For purposes of this Agreement, a "Change in Control" shall mean an event as a result of which: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the voting stock of the Company; (ii) the Company consolidates with, or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or any corporation, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is changed into or exchanged for (x) voting stock of the surviving or transferee corporation or (y) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 40% of the voting power of the voting stock of the surviving corporation immediately after such transaction; or (iii) individuals who immediately following the Merger constitute the Board of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of two-thirds or more of the directors then still in office who were directors immediately following the Merger or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation, provided, however, that a Change in Control shall not include the Merger.

       Section 3.3     Severance. For purposes of this Agreement, Executive's
                       ---------
entitlement to any severance payments upon termination of his or her employment shall be as set forth below:

            (a)  Termination Without Cause. If Executive is terminated without
                 -------------------------
Cause or resigns for Good Reason, Executive shall be entitled to severance pay equal to one year's salary (calculated as the annualized average of the Executive's rate for the three calendar months immediately preceding termination under this section), to be paid in twelve (12) monthly installments.

            (b)  Voluntary Termination. If Executive voluntarily resigns for a
                 ---------------------
reason other than Good Reason, Executive shall be entitled to severance pay equal to six (6) months' salary at his or her then current rate, to be paid in six (6) monthly installments. Executive shall provide a minimum of thirty (30) days prior written notice of his or her resignation to the CEO or the Board, as appropriate. In the event Executive shall provide thirty (30) days prior written notice of his or her intent to resign, the Company may accept such resignation effective as of any date during such thirty (30) day period as the Company deems appropriate, provided that Executive shall receive from the Company his or her salary and be entitled to participate at the Company's expense in any Company sponsored benefit programs in which he or she was a participant as of the effective date of his or her resignation for the duration of such thirty (30) day period.

       (c)  Termination for Cause. Executive shall not be entitled to any
            ---------------------
severance pay whatsoever if his or her employment is terminated "for Cause" pursuant to Section 3.1(c) of this Agreement, unless severance pay is approved by the Board in its sole discretion; provided, however, that Executive shall receive such annual salary that is accrued but unpaid up to the date of such termination for Cause. Notwithstanding the foregoing, if termination is for Cause pursuant to Section 3.1(c)(vi), then Executive shall be entitled to severance pay equal to six (6) months' salary at his or her then current rate, to be paid in six (6) monthly installments.


                                   ARTICLE 4
                                   ---------

                              GENERAL PROVISIONS
                              ------------------

       Section 4.1     Withholding of Taxes. The Company may withhold from any
                       --------------------
amounts payable under this Agreement all federal, state, city or other taxes and withholdings as shall be required by any applicable law, rule or regulation.


       Section 4.2     Notice. For purposes of this Agreement, all
                       ------
communications including, without limitation, notices, consents, requests or approvals provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, or five (5) business days after having been mailed by United States registered mail or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office or to Executive at his or her principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

       Section 4.3     Validity. It is not the intent of any party hereto to
                       --------
violate any public policy of any jurisdiction in which this Agreement may be enforced. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it valid, enforceable and legal; provided, however, if the provision so held to be invalid, unenforceable or otherwise illegal constituted a material inducement to a party's execution and delivery of this Agreement, then such provision shall not be reformed unless prior to any reformation that party agrees to be bound by the reformation.

       Section 4.4 Termination of Prior Employment Agreements; Entire Agreement.
                   ------------------------------------------------------------
This Agreement terminates any and all prior employment agreements between Executive and either the Company or Seller. This Agreement supersedes any other agreements, oral or written, between the parties with respect to the subject matter hereof, and contains all of the agreements and understandings between the parties with respect to the employment of Executive by the Company. Any waiver or modification of any term of this Agreement shall be effective only if it is set forth in a writing signed by both parties hereto.

       Section 4.5     Successors and Binding Agreement.
                       --------------------------------

            (a) This Agreement shall be binding on and inure to the benefit of the Company and any Successor of or to the Company, but shall not otherwise be assignable or delegable by the Company. "Successor" shall mean any successor in interest, including, without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the stock, business or assets of the Company, as the case may be, whether by sale, merger, consolidation, reorganization or otherwise.

            (b) The Company shall require any Successor to agree at the time of becoming a Successor to perform this Agreement to the same extent as the original parties would be required if no succession had occurred.

            (c) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees and legatees.

            (d) This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 4.5.

       Section 4.6     Captions.  The captions in this Agreement are solely for
                       --------
convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

       Section 4.7     Modification and Waiver. No provisions of this Agreement
                       -----------------------
may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and the Company. No waiver by a party hereto at any time of any breach by another party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

       Section 4.8     Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

       Section 4.9     Construction.  This Agreement is being executed and
                       ------------
delivered, and is intended to be performed in the State of Delaware and shall be construed and enforced in accordance with the laws of the State of Delaware in all respects.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


MEGAMARKETING CORPORATION          "Executive"



By: /s/ John P. Kelly              By: /s/ William J. DeGrosky
    -------------------------          --------------------------


John P. Kelly                      William J. DeGrosky
-----------------------------      ------------------------------
Print Name                         Print Name


President                          Print Residence Address:
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Print Title
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